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                                       April 15, 2004

Hybridon, Inc.
345 Vassar Street
Cambridge, MA 02139

      Re:   Registration Statement on Form S-3


Ladies and Gentlemen:

      This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-111903) (the "Registration Statement") filed on January 14, 2004, by Hybridon, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Company's:

      1. common stock, $0.001 par value per share (the "Common Stock"); and

      2. warrants to purchase Common Stock (the "Warrants");

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and a supplement to the prospectus included in the Registration Statement, dated April 15, 2004 (the "Prospectus Supplement"), relating to the issue and sale of up to 16,900,000 shares of Common Stock (the "Shares"), Warrants to purchase up to 3,042,000 shares of Common Stock (the "April Warrants") and the shares of Common Stock issuable upon exercise of the April Warrants (the "Warrant Shares" and, together with the Warrants and the Shares, the "Securities").

      The Shares and April Warrants are to be sold to selected investors pursuant to purchase agreements (the "Purchase Agreements"), in the form attached as Exhibit B to the Placement Agency Agreement, by and among the Company, Thomas Weisel Partners LLC, Rodman & Renshaw and Merriman Curham Ford & Co., dated April 15, 2004, which has been filed as an exhibit to the Company's Current Report on Form 8-K filed on the date hereof. The Warrant Shares are to be sold from time to time upon exercise of the April Warrants, the form of which has been filed as an exhibit to the Company's Current Report on Form 8-K filed on the date hereof.

      We are acting as counsel for the Company in connection with the filing of the Registration Statement and the Prospectus Supplement and have examined the Registration Statement including the exhibits thereto, the form of Purchase Agreements and the form of April Warrants. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company and committees of the Board of Directors of the Company, as provided to us by the Company, the Restated Certificate of Incorporation and Amended and



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Hybridon, Inc.
April 15, 2004
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Restated By-Laws of the Company, each as amended to date, and such other documents, corporate records, instruments, laws and regulations as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents who are natural persons. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

      We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

      We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreements, the Shares will be validly issued, fully paid and nonassessable.

      2. The April Warrants have been duly authorized for issuance, and, when the April Warrants are issued and paid for in accordance with the terms and conditions of the Purchase Agreements and have been duly executed and delivered by the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      3. The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the April Warrants, will be validly issued, fully paid and nonassessable.

      It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
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Hybridon, Inc.
April 15, 2004
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      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Hale and Dorr LLP

                                       Hale and Dorr LLP